Nektar Therapeutics Reports Financial Results for the Second Quarter of 2012

SAN FRANCISCO, Aug. 9, 2012 /PRNewswire/ -- Nektar Therapeutics (Nasdaq: NKTR) today reported its financial results for the second quarter ended June 30, 2012.

Cash, cash equivalents, and investments at June 30, 2012 were $477.1 million as compared to $498.8 million at March 31, 2012. This cash balance does not include the proceeds from the $125.0 million issuance of Senior Secured Notes that closed on July 11, 2012.

"I continue to be extremely pleased with Nektar's performance," said Howard W. Robin, President and Chief Executive Officer of Nektar. "The Phase 3 program for naloxegol is on track and AstraZeneca and Nektar plan to announce high-level results from the pivotal efficacy studies in the fourth quarter of 2012. NKTR-181 received Fast-Track designation from the FDA reflecting the important medical need addressed by this new opioid molecule. In July, we further strengthened our financial position with the $125 million private placement of Senior Secured Notes with no equity dilution to our shareholders."

Revenue for the second quarter of 2012 was $23.7 million, an increase as compared to $17.3 million in the second quarter of 2011. Year-to-date revenue for 2012 was $41.6 million, an increase as compared to $28.6 million for the first half of 2011. The increases in 2012 compared to 2011 are due to a combination of increased product sales, royalties, and other collaboration revenues.

Total operating costs and expenses in the second quarter of 2012 were $50.7 million as compared to $51.6 million in the second quarter of 2011. Total operating costs and expenses for the first half of 2012 were $106.6 million as compared to $96.8 million in the first half of 2011. Total operating expenses in the first half of 2012 increased as a result of higher cost of goods related to increased product sales as well as increased development expenses.

Research and development expense in the second quarter of 2012 was $33.2 million as compared to $32.3 million for the second quarter of 2011. For the first half of 2012, R&D expense was $68.3 million as compared to $62.4 million for the first half of 2011.

R&D expense was higher in the second quarter and first half of 2012 as compared to the same periods in 2011 reflecting the costs of the NKTR-102 BEACON Phase 3 study, the production of devices for the Phase 3 study of Amikacin Inhale, the Phase 1 study for NKTR-181, preparations for the Phase 2 study for NKTR-181, and the Phase 1 study for NKTR-192.

General and administrative expense was $10.3 million in the second quarter of 2012, a decrease as compared to $11.2 million in the second quarter of 2011. G&A expense for the first half of 2012 was $20.7 million versus $22.9 million for the first half of 2011.

Net loss for the second quarter ended June 30, 2012 was $34.3 million or $0.30 loss per share. Net loss for the six months ended June 30, 2012 was $75.4 million or $0.66 loss per share.

The company also announced upcoming presentations at the following medical meetings and scientific congresses during the third and fourth quarters of 2012:

American College of Clinical Pharmacy (ACCP) Annual Meeting, Palm Springs, CA:

  Abstract Title: "New Oral Opioid Analgesic NKTR-181: Bioequivalence Between Tablet and Aqueous Solution and Lack of Food Effect", Odinecs, A., et al.
    Date: September 24, 2012, 6:00 p.m. Pacific Time
  Abstract Title: "Mixed-Effects PK/PD Analysis of NKTR-181, a New Oral Opioid Analgesic in Healthy Subjects", Eldon, M., et al.
    Date: September 24, 2012, 6:00 p.m. Pacific Time

2012 Society for Neuroscience (SfN), New Orleans, LA:

  Abstract Title: "NKTR-171: A Novel Sodium Channel Blocker for Neuropathic Pain with Reduced CNS Side Effects", Gursahani, H., et al.
    Poster Session 081:  "Mechanisms of Neuropathic Pain: Ion Channels"
    Date: October 13, 2012, 1:00 p.m. — 5:00 p.m. Central Time
  Abstract Title: "Preclinical Pharmacology of Mu Opioids — A Comparison of Morphine, Oxycodone, Hydrocodone and Fentanyl in Rodent Pain Models", Choi, I., et al.
    Poster Session 882:  "Opioid Pharmacology and Other Analgesics"
    Date: October 17, 2012, 1:00 p.m. — 5:00 p.m. Central Time

American Association of Pharmaceutical Scientists (AAPS), Chicago, IL

  Abstract Title: "Interspecies Comparison of Pharmacokinetics of the Novel Opioid Analgesic NKTR-181", Odinecs, A., et al.
    Meeting Dates: October 14-18, 2012

Conference Call to Discuss Second Quarter 2012 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time (ET)/2:00 p.m. Pacific Time (PT) today, Thursday, August 9, 2012.

The press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investor Relations section of the Nektar website: http://www.nektar.com. The web broadcast of the conference call will be available for replay through Sunday, September 9, 2012.

To access the conference call, follow these instructions:

Dial: (866) 761-0749 (U.S.); (617) 614-2707 (international)
Passcode: 68434730 (Nektar Therapeutics is the host)

An audio replay will also be available shortly following the call through Sunday, September 9, 2012 and can be accessed by dialing (888) 286-8010 (U.S.); or (617) 801-6888 (international) with a passcode of 80503060.

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in the press release, or explained on the conference call, related information will be made available on the Investor Relations page at the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a biopharmaceutical company developing novel therapeutics based on its PEGylation and advanced polymer conjugation technology platforms. Nektar has a robust R&D pipeline of potentially high-value therapeutics in oncology, pain and other therapeutic areas. In the area of pain, Nektar has an exclusive worldwide license agreement with AstraZeneca for naloxegol (NKTR-118), an investigational drug candidate, which is being evaluated in Phase 3 clinical studies as a once- daily, oral tablet for the treatment of opioid-induced constipation. This agreement also includes NKTR-119, an earlier stage development program that is a co-formulation of naloxegol and an opioid. NKTR-181, a novel mu-opioid analgesic in development to treat chronic pain, is in Phase 2 development in chronic pain patients. NKTR-192, a novel mu-opioid analgesic in development to treat acute pain is in Phase 1 clinical development. In oncology, etirinotecan pegol (NKTR-102) is being evaluated in a Phase 3 clinical study for the treatment of metastatic breast cancer and in Phase 2 studies for the treatment of ovarian and colorectal cancers.

Nektar's technology has enabled eight approved products in the U.S. or Europe through partnerships with leading biopharmaceutical companies, including Affymax's OMONTYS® for anemia, UCB's Cimzia® for Crohn's disease and rheumatoid arthritis, Roche's PEGASYS® for hepatitis C and Amgen's Neulasta® for neutropenia. Additional development-stage products that leverage Nektar's proprietary technology platform include Baxter's BAX 855, a long-acting PEGylated rFVIII program, which is in Phase 1 clinical development.

Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "expect," "believe," "should," "may," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the plan to report high level results for the naloxegol (NKTR-118) Phase 3 clinical development program in the fourth quarter of 2012; the therapeutic potential of NKTR-181; the strength of our financial position and our future ability to invest in the advancement of our proprietary drug candidates; and the value and potential of our technology and research and development pipeline. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, (i) our drug candidates and those of our collaboration partners are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval for numerous reasons including safety and efficacy findings even after positive findings in preclinical and clinical studies; (ii) the timing of the commencement or end of clinical trials and the commercial launch of our drug candidates may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (iii) scientific discovery of new medical breakthroughs is an inherently uncertain process and the future success of the application of our technology platform to potential new drug candidates is therefore highly uncertain and unpredictable and one or more research and development programs could fail; and (iv) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2012. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Nektar Investor Inquiries:
Jennifer Ruddock/Nektar Therapeutics	(415) 482-5585
Susan Noonan/SA Noonan Communications, LLC	(212) 966-3650

Nektar Media Inquiries:
Mary Cunney/MSL	(917) 208-2162
Mike Huckman /MSL	(646) 500-7631

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

ASSETS	June 30, 2012	December 31, 2011	(1)
Current assets:
Cash and cash equivalents	$ 136,154	$ 15,312
Short-term investments	296,720	225,856
Accounts receivable	11,361	4,938
Inventory	14,715	12,656
Other current assets	9,341	17,944
Total current assets	468,291	276,706

Long-term investments	44,245	173,768
Property and equipment, net	73,713	78,576
Goodwill	76,501	76,501
Other assets	5,693	999
Total assets	$ 668,443	$ 606,550

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$ 3,118	$ 3,019
Accrued compensation	10,519	12,807
Accrued expenses	7,636	6,669
Accrued clinical trial expenses	12,607	11,953
Deferred revenue, current portion	20,691	19,643
Convertible subordinated notes	214,955	214,955
Other current liabilities	7,335	6,486
Total current liabilities	276,861	275,532

Capital lease obligations, less current portion	13,174	14,582
Liability related to sale of future royalties	127,686	-
Deferred revenue, less current portion	108,215	108,188
Other long-term liabilities	10,223	10,437
Total liabilities	536,159	408,739

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock	11	11
Capital in excess of par value	1,606,800	1,597,428
Accumulated other comprehensive loss	(620)	(1,103)
Accumulated deficit	(1,473,907)	(1,398,525)
Total stockholders' equity	132,284	197,811
Total liabilities and stockholders' equity	$ 668,443	$ 606,550

(1) The consolidated balance sheet at December 31, 2011 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share information)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue:
Product sales and royalties	$ 13,453	$ 11,008	$ 23,575	$ 15,801
License, collaboration and other	10,231	6,323	18,058	12,829
Total revenue	23,684	17,331	41,633	28,630

Operating costs and expenses:
Cost of goods sold	7,203	8,140	15,910	11,403
Research and development	33,201	32,270	68,286	62,446
General and administrative	10,268	11,185	20,682	22,912
Impairment of long-lived assets	-	-	1,675	-
Total operating costs and expenses	50,672	51,595	106,553	96,761

Loss from operations	(26,988)	(34,264)	(64,920)	(68,131)

Non-operating income (expense):
Interest income	630	529	1,262	961
Interest expense	(7,931)	(2,570)	(12,264)	(5,155)
Other income (expense), net	97	(16)	757	118
Total non-operating expense	(7,204)	(2,057)	(10,245)	(4,076)

Loss before provision for income taxes	(34,192)	(36,321)	(75,165)	(72,207)

Provision for income taxes	93	60	217	208

Net loss	$ (34,285)	$ (36,381)	$ (75,382)	$ (72,415)

Basic and diluted net loss per share	$ (0.30)	$ (0.32)	$ (0.66)	$ (0.65)

Weighted average shares used in computing
basic and diluted net loss per share	114,649	114,153	114,590	111,430

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Comprehensive Loss	$ (34,862)	$ (36,433)	$ (74,899)	$ (72,617)

NEKTAR THERAPEUTICS
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net loss	$ (75,382)	$(72,415)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense on liability related to sale of future royalties	7,278	-
Non-cash royalty revenue related to sale of future royalties	(3,469)	-
Stock-based compensation	8,035	9,682
Depreciation and amortization	6,952	7,649
Impairment of long-lived assets	1,675	-
Other non-cash transactions	565	620
Changes in operating assets and liabilities:
Accounts receivable	(6,423)	16,642
Inventory	(2,059)	(2,531)
Other assets	8,176	(2,191)
Accounts payable	80	(3,149)
Accrued compensation	(2,288)	183
Accrued expenses	191	2,371
Accrued clinical trial expenses	654	1,688
Deferred revenue	1,075	(7,549)
Other liabilities	(269)	(658)
Net cash used in operating activities	(55,209)	(49,658)

Cash flows from investing activities:
Purchases of investments	(120,410)	(509,681)
Maturities of investments	179,766	156,962
Sales of investments	-	180,478
Purchases of property and equipment	(3,172)	(6,845)
Net cash provided by (used in) investing activities	56,184	(179,086)

Cash flows from financing activities:
Payments of loan and capital lease obligations	(1,151)	(934)
Proceeds from sale of future royalties, net of transaction costs	119,589	-
Issuance of common stock, net of issuance costs	1,337	223,549
Net cash provided by financing activities	119,775	222,615
Effect of exchange rates on cash and cash equivalents	92	-
Net increase (decrease) in cash and cash equivalents	120,842	(6,129)
Cash and cash equivalents at beginning of period	15,312	17,755
Cash and cash equivalents at end of period	$ 136,154	$ 11,626

Supplemental disclosure of cash flows information:
Cash paid for interest	$ 5,179	$ 5,371